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                                                                    Exhibit 5.1

                                  [letterhead]
                                 (617) 951-2100

                                                   August 28, 1998


Boston Acoustics, Inc.
300 Jubilee Drive
Peabody, MA  01960

     Re: Registration Statement on Form S-8 Relating to the 1996 Stock Plan and the 1997 Stock Plan (collectively, the "Plans") of Boston Acoustics, Inc. (the "Company")

Dear Sir or Madam:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on or about August 28, 1998 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 738,000 shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the Plans (the "Shares").

         We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plans, the Restated Articles of Organization and the By-Laws of the Company, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plans, the terms of any option or purchase right granted thereunder and duly authorized by the Company's Board of Directors or Compensation Committee and/or any related agreements with the Company, will be validly issued, fully paid and nonassessable.




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Boston Acoustics, Inc.
August 26, 1998
Page 2


         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                               Very truly yours,


                                               /s/ Peabody & Arnold LLP

                                               Peabody & Arnold LLP